Exhibit 3(i)


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   ATMI, INC.

      ATMI, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      FIRST: The name of the corporation is ATMI, Inc.

      SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on April 7, 1997, and the original name of the corporation was ATMI Holdings, Inc.

      THIRD: Pursuant to Section 245 of the General Corporation Law of the State of Delaware, the provisions of the Certificate of Incorporation as heretofore amended or supplemented are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled "Restated Certificate of Incorporation of ATMI, Inc.," without further
amendment  and  without  any   discrepancy   between  the  provisions  of  the
Certificate of Incorporation as heretofore amended and supplemented and the provisions of such single instrument as hereinafter set forth.

      FOURTH: The Board of Directors of the corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

                                    ARTICLE I
                                    ---------

                                      Name
                                      ----

        The name of the corporation is:  ATMI, Inc.

                                   ARTICLE II
                                   ----------

                           Registered Office and Agent
                           ---------------------------

          The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III
                                   -----------

                                     Purpose
                                     -------

      The purpose for which the corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                   ----------

                                  Capital Stock
                                  -------------

      The total number of shares of all classes of stock which the corporation has authority to issue is One Hundred-Two Million (102,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock with a par value of $0.01 per share (the "Preferred Stock").

                                 I. COMMON STOCK

      1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to each matter voted on by the shareholders of the corporation. There will be no cumulative voting.

      2. Liquidation Rights. Subject to the prior and superior rights of the Preferred Stock, upon any liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock shall be entitled to receive all remaining assets of the corporation. Such assets shall be distributed ratably among the holders of Common Stock on the basis of the number of shares of the Common Stock held by each of them.

       3. Dividends. Dividends may be paid on the Common Stock as and when declared by the board of directors of the corporation (the "Board of Directors"), subject, however, to the prior and superior rights of the holders of any then outstanding Preferred Stock.

                               II. PREFERRED STOCK

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the corporation may be reissued except as otherwise provided by law or this certificate of incorporation, as amended. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this certificate of incorporation, no vote of the holders of the Preferred

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

Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this certificate of incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the corporation. Within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, the Board of Directors is authorized to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                 SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

       Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on October 13, 2000, adopted the following resolution creating a series of 500,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

      RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions thereof are as follows:

      SECTION 1. Designation and Amount. The designation of the series of Preferred Stock created by this resolution shall be `Series A Junior Participating Preferred Stock' and the number of shares constituting such series shall be 500,000.

      SECTION 2. Dividends and Distributions.

            (A) Out of the surplus or net profits of the  Corporation  legally available for the payment of dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when and as such dividends may be declared by the Board of Directors, quarterly dividends payable in cash on the tenth days of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after November 9, 2000 (the "Rights Declaration Date") (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock shall have been entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

            (B) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares shall be prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date on which shares of Series A Junior Participating Preferred Stock are first issued, or unless the date of issue shall be a Quarterly Dividend Payment Date or shall be a date after the record date for the next Quarterly Dividend Payment Date and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

            (C) Dividends payable upon the share of Series A Junior Participating Preferred Stock shall be cumulative (whether or not in any dividend period or periods there shall be surplus or net profits of the Corporation legally available for the payment of such dividends) so that, if on any Quarterly Dividend Payment Date dividends upon the outstanding shares of Series A Junior Participating Preferred Stock shall not have been paid, or declared and a sum sufficient for the payment thereof set apart for such payment, the amount of the deficiency shall be fully paid, but without interest, or dividends in such amount declared on the shares of Series A Junior Participating Preferred Stock and a sum sufficient for the payment thereof set apart for such payment, before any dividend shall be declared or paid upon or set apart for, or any other distribution shall be made in respect of, or any payment shall be made in respect of, or any payment shall be made on account of the purchase of, the Common Stock or any series of Preferred Stock subordinate to the Series A Junior Participating Preferred Stock.

      SECTION 3. Distributions to Holders of Series A Junior Participating Preferred Stock and Common Stock. Out of any surplus or net profits of the Corporation legally available for dividends remaining after full cumulative dividends upon any series of Preferred Stock ranking senior to Series A Junior Participating Preferred Stock shall have been paid for all past dividend periods, and after or concurrently with making payment of, or declaring and setting apart for payment, full dividends on any series of Preferred Stock ranking senior to the Series A Junior Participating Preferred Stock then outstanding to the most recent Quarterly Dividend Payment Date and after the Corporation shall have complied with the provisions in respect of any and all amounts then or theretofore required to be set aside in respect of any sinking fund or purchase fund with respect to any series of Preferred Stock ranking senior to Series A Junior Participating Preferred Stock then outstanding and entitled to the benefit of a sinking fund or purchase fund, and after the Corporation shall have made provision for compliance in respect of the current sinking fund or purchase period for any series of Preferred Stock ranking senior to Series A Junior Participating Preferred Stock, then and not otherwise the holders of Series A Junior

Participating Preferred Stock shall be entitled to or may receive dividends and redemption payments as provided herein. Out of any surplus or net profits of the Corporation legally available for dividends remaining after full cumulative dividends upon the shares of Series A Junior Participating Preferred Stock then outstanding shall have been paid through the preceding Quarterly Dividend Payment Date, and after the Corporation shall have complied with the provisions in respect of any and all amounts then or theretofore required (if any) to be set aside or applied in respect of any redemption payments in respect of shares of Series A Junior Participating Preferred Stock, then and not otherwise, the holders of Common Stock and of any series of Preferred Stock ranking subordinate to Series A Junior Participating Preferred Stock shall, subject to the rights of any other series of Preferred Stock then outstanding, to paragraph (A) of Section 2 hereof and to the provisions of the Certificate of Incorporation, be entitled to receive such dividends as may from time to time be declared by the Board of Directors.

      SECTION 4. Voting.

            (A) Holders of shares of Series A Junior Participating Preferred Stock shall be entitled to 100 votes for each share of stock held. In the event the Corporation shall at any time after the Rights Declaration Date (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number of votes by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event. Except as provided in this Section 4 and except as may be required by applicable law, holders of shares of Series A Junior Participating Preferred Stock shall vote with the Common Stock on all matters required to be submitted to holders of Common Stock and shall not be entitled to vote as a separate class with respect to any matter.

            (B) So long as any shares of Series A Junior Participating Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the aggregate number of shares of Series A Junior Participating Preferred Stock at the time outstanding (or such greater percentage as may be required under applicable law), acting as a single class, alter or change the powers, preferences or rights given to the Series A Junior Participating Preferred Stock by the Certificate of Incorporation so as to affect such powers, preferences or rights adversely.

            (C) If at the time of any annual  meeting of  stockholders  of the
Corporation for the election of directors a default in preference dividends, as the term "default in preference dividends" is hereinafter defined with respect to the Series A Junior Participating Preferred Stock, shall exist, the holders of the Series A Junior Participating Preferred Stock, voting separately as a class with the holders of any other series of Preferred Stock so entitled to vote, shall have the right to elect two members of the Board of Directors; and the holders of the Common Stock shall not be entitled to vote in the election of the directors of the Corporation to be elected as provided in the foregoing clause. Whenever a default in preference dividends shall commence to exist, the Corporation, upon the written request of the holders of 5% or more of the outstanding shares of Preferred Stock so entitled to vote, shall call a special meeting of the holders of the Preferred Stock so entitled to vote, such special meeting to be held within 120 days after the date on which such request shall be received by the Corporation, for the purpose of enabling such holders to elect members of the Board of Directors as provided in the immediately preceding sentence; provided, however, that such special meeting need not be called if an annual meeting of stockholders of the Corporation for the election of directors shall be scheduled to be held within such 120 days; and provided further that in lieu of any such special meeting, the election of the directors to be elected thereat may be effected by the written consent of the holders of a majority of the outstanding shares that would be entitled to be voted upon at such special meeting. Prior to any such special meeting or meetings, the number of directors of the Corporation shall be increased to the extent necessary to provide as additional places on the Board of Directors the directorships to be filled by the directors to be elected thereat. Any director elected as aforesaid by the holders of shares of Preferred Stock or of any series thereof shall cease to serve as such director whenever a default in preference dividends shall cease to exist. If, prior to the end of the term of any director elected as aforesaid by the holders of shares of the Preferred Stock or of any series thereof, or elected by the holders of Common Stock, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, such vacancy shall be filled for the unexpired term in the manner provided in the Bylaws; provided, however, that if such vacancy shall be filled by election by the stockholders at a meeting thereof, the right to fill such vacancy shall be vested in the holders of that class of stock or series thereof which elected the director the vacancy in the office of whom is so to be filled, unless, in any such case, no default in preference dividends shall exist at the time of such election. For the purposes of this paragraph (C), a "default in preference dividends" with respect to the Series A Junior Participating Preferred Stock shall be deemed to have occurred whenever the amount of dividends in arrears upon the Series A Junior Participating Preferred Stock shall be equivalent to six full quarterly dividends or more, and, having so occurred, such default in preference dividends shall be deemed to exist thereafter until, but only until, all dividends in arrears on all shares of the Series A Junior Participating Preferred Stock then outstanding shall have been paid. The term "dividends in arrears" whenever used in this paragraph (C) with reference to the Series A Junior Participating Preferred Stock shall be deemed to mean (whether or not in any dividend period in respect of which such term is used there shall have been surplus or net profits of the Corporation legally available for the payment of dividends) that amount which shall be equal to cumulative dividends at the rate for the Series A Junior Participating Preferred Stock for all past quarterly dividend periods less the amount of all dividends paid, or deemed paid, for all such periods upon such Series A Junior Participating Preferred Stock. Nothing herein contained shall be deemed to prevent an increase in the number of directors of the Corporation pursuant to its Bylaws as from time to time in effect so as to provide as additional places on the Board of Directors directorships to be filled by the directors so to be elected by the holders of the Series A Junior Participating Preferred Stock, or to prevent any other change in the number of the directors of the Corporation.

            (D) Except as set forth herein or as otherwise required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      SECTION   5.   Reacquired   Shares.   Any  shares  of  Series  A  Junior
Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

      SECTION 6. Liquidation Rights.

            (A) Upon any liquidation (voluntary of otherwise), dissolution or winding up of the Corporation ("Liquidation"), the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the shares of any series of Preferred Stock subordinate to Series A Junior Participating Preferred Stock as to assets in the event of any Liquidation ("Junior Shares") or on the Common Stock, the amount of $100.00 per share, plus a sum equal to all dividends (whether or not earned or declared) on such shares accrued and unpaid thereon through the date of final distribution (the "Series A Liquidation Preference").

            (B) The shares of Series A Junior Participating Preferred Stock shall be subordinate to any other series of Preferred Stock unless the provisions of such other series provide otherwise, and shall be preferred over the Common Stock, as to assets in the event of any Liquidation. In the event of any Liquidation, the holders of the shares of Series A Junior Participating Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders (after payment in full of all amounts payable in respect of any series of Preferred Stock ranking senior to Series A Junior Participating Preferred Stock), an amount determined as provided in paragraph (A) of this Section 6 for every share of Series A Junior Participating Preferred Stock before any distribution of assets shall be made to the holders of any Junior Shares or to the holders of the Common Stock. If, in the event of any Liquidation, the holders of the Series A Junior Participating Preferred Stock shall have received all the amounts to which they shall be entitled in accordance with the terms of paragraph (A) of this Section 6, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by
(ii) 100 (as appropriately adjusted as set forth in paragraph (C) of this Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii) being referred to herein as the "Adjustment Number"). Following the payment of the full amount of the Common Adjustment in respect of all outstanding shares of Common Stock, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed to the holders of Series A Junior Participating Preferred Stock and Common Stock in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively. If, upon any Liquidation, the amounts payable on or with respect to Series A Junior Participating Preferred Stock and any series of Preferred Stock ranking on a parity with Series A Junior Participating Preferred Stock are not paid in full, the holders of shares of such Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such Preferred Stock were paid in full.

            (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

            (D) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or other entity or the merger or consolidation of any other corporation or other entity into or with the Corporation shall be deemed to be a Liquidation for the purposes of this
Section 6.

      SECTION 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock shall be exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding
Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

      SECTION 8. Optional Redemption.

            (A) The Corporation shall have the option to redeem the whole or any part of the Series A Junior Participating Preferred Stock at any time at a redemption price equal to, subject to the provision for adjustment hereinafter set forth, 100 times the "current per share market price" of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. In the event the Corporation shall at any time after the Rights Declaration Date (i) pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue any shares by reclassification of its shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock shall be otherwise entitled immediately prior to such event under the immediately preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event. The "current per share market price" on any date shall be deemed to be the average of the closing prices per share of such Common Stock for the 10 consecutive Trading Days (as such term in hereinafter defined) immediately prior to such date. The closing price for each Trading Day shall be the last sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange ("NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal United States national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any United States national securities exchange, the last quoted sale price on such day or, if not so quoted the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use or, if on any such day the Common Stock is not quoted by any such system, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation (which selection shall be final, binding and conclusive for all purposes) or, if on such day no such market maker is be making a market in the Common Stock, the fair market value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation (which determination shall be final, binding and conclusive for all purposes). The term "Trading Day" shall mean a day on which the principal United States national securities exchange on which the Common Stock is be listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any United States national securities exchange, but are traded in the over-the-counter market and reported by Nasdaq, then any day for which Nasdaq reports the high bid and low asked prices in the over-the-counter market, or if the Common Stock is not traded in the over-the counter market and reported by Nasdaq, then any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

            (B) Notice of any such redemption shall be given by mailing to the holders of the Series A Junior Participating Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of Corporation. Any notice which shall be mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder shall have received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A
Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series A Junior Participating Preferred Stock.

            (C) If less than all the outstanding shares of the Series A Junior Participating Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata or in such fair and equitable other manner as may be prescribed by resolution of the Board of Directors.

            (D) The notice of redemption to each holder of Series A Junior Participating Preferred Stock shall specify (a) the number of shares of Series A Junior Participating Preferred Stock of such holder to be redeemed,
(b) the date fixed for redemption, (c) the redemption price and (d) the place of payment of the redemption price.

            (E) If any such notice of redemption shall have been duly given or if the Corporation shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, doing business in the United States of America and having a capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Series A Junior Participating Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding, all rights with respect to such shares shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. In case less than all the shares represented by any surrendered certificate shall be redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds so deposited shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Corporation, after which the holders of shares of Series A Junior Participating Preferred Stock called for redemption shall look only to the Corporation for payment thereof; provided, however, that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Corporation forthwith.

      SECTION 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

      SECTION 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

                                   ARTICLE V
                                   ---------

                              Board of Directors
                              ------------------

      Section 1. Management. The business and affairs of the corporation shall be managed by the Board of Directors.

      Section 2. No Ballot. The directors need not be elected by written ballot unless the bylaws of the corporation shall so provide.

      Section 3. Number and Classes of Directors. The number of directors shall be fixed from time to time by the Board of Directors in accordance with the bylaws of the corporation. The Board of Directors shall be divided into three classes: Class I, Class II and Class III, as nearly equal in number as reasonably possible. No one class shall have more than one director more than any other class. Each director shall serve for a term ending on the date of the third succeeding annual meeting of the stockholders or special meeting in lieu thereof following the annual meeting at which such director was elected and until such director's successor is duly elected and qualified; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting or any special meeting in lieu thereof next following the end of the corporation's 1997 fiscal year; each initial director in Class II shall serve for a term ending on the date of the annual meeting or any special meeting in lieu thereof next following the end of the corporation's 1998 fiscal year; and each initial director in Class III shall serve for a term ending on the date of the annual meeting or any special meeting in lieu thereof next following the end of the corporation's 1999 fiscal year.

      Section 4. Allocation of Directors in Classes. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of such director's current term or such director's prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall if reasonably possible be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum. No decrease in the number of directors constituting the full Board of Directors shall decrease the term of an incumbent director.

      Section 5. Indemnification and Liability. To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall be indemnified by the corporation and shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment, modification or repeal of this Section 5 or of any applicable law shall limit, negate, impair or otherwise adversely affect any right or defense available to any director or former director of the corporation with respect to any action or failure to act occurring prior to such amendment, modification or repeal.

      Section 6. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or as otherwise prescribed by statute or this certificate of incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

      Section 7.  Rights of Preferred  Stockholders.  The  provisions  of this
Article V are subject to the rights of the holders of any series of Preferred Stock from time to time outstanding.

                                  ARTICLE VI
                                  ----------

                      Meetings of Stockholders and Books
                      ----------------------------------

      Section 1. Place. Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide.

      Section 2. Action and Call. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders; no action by the stockholders may be taken by written consent in lieu of a meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by this certificate of incorporation, may be called by the Chairman of the Board (or, if none is designated, the president) and shall be called by the president or secretary at the request in writing of
(a) a majority of the entire Board of Directors then in office or (b) the Chairman of the Board. Such request shall state the purpose or purposes of the proposed meeting and business transacted at any special meeting shall be limited to matters relating to such stated purpose or purposes.

      Section 3. Director Nominations and Other Business. Advance notice of stockholder nominations for the election of directors and other business to be brought by stockholders before any meeting of stockholders shall be given in the manner provided in the bylaws of the corporation.

      Section 4. Books. The books of the corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

                                  ARTICLE VII
                                  -----------

                                    Bylaws
                                    ------

      In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the bylaws of the corporation. The stockholders holding at least seventy percent (70%) of the shares of capital stock of the corporation issued and outstanding and entitled to vote shall, acting as a single class, also have the power to adopt, amend, alter or repeal the bylaws of the corporation, subject to any additional vote required by law, this certificate of incorporation or the bylaws.

                                 ARTICLE VIII
                                 ------------

                              Perpetual Existence
                              -------------------

                The corporation is to have perpetual existence.

                                  ARTICLE IX
                                  ----------

                           Compromise or Arrangement
                           -------------------------

      Whenever  a  compromise  or   arrangement   is  proposed   between  this
corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under (S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under (S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                   ARTICLE X
                                   ---------

                             Amendments and Repeal
                             ---------------------

      The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.

      The undersigned declares under penalty of perjury under the laws of the State of Delaware that he has read the foregoing certificate and knows the contents thereof and that the same is true of his own knowledge.

      Dated: July 30, 2005


                                    By: /s/ Daniel P. Sharkey
                                       ---------------------------------
                                       Daniel P. Sharkey
                                       Vice President, Treasurer and
                                          Chief Financial Officer





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